Exhibit 99.1

CONTACT:	John F. Wilson, II Chief Financial Officer (858) 485-9840
NEWS RELEASE
BIOMED REALTY TRUST REPORTS
SECOND QUARTER 2005 FINANCIAL RESULTS
     SAN DIEGO, CA — August 11, 2005 — BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry, today announced financial results for the quarter ended June 30, 2005.
Highlights
•	On May 31, the company completed the acquisition of a portfolio of eight properties, including one parking structure, located in Cambridge, Massachusetts and one property in Lebanon, New Hampshire. The portfolio totaled approximately 1.1 million rentable square feet of life science and office space that was 96.6% leased at acquisition.

•	Concurrently with the acquisition of the Cambridge portfolio, the company entered into three credit facilities with KeyBank National Association under which it initially borrowed an aggregate of $485.0 million of the $600.0 million available under the facilities.

•	On June 27, the company completed the sale of 15,122,500 shares of its common stock at $22.50 per share, resulting in gross proceeds of approximately $340.3 million.

•	Total revenues increased to $28.6 million in the second quarter from $24.5 million in the first quarter of 2005, while total expenses increased to $20.4 million in the second quarter from $16.9 million in the first quarter of 2005.

•	Net income decreased to $1.4 million in the second quarter from $5.8 million in the first quarter of 2005. Net income per share decreased to $0.05 per diluted share from $0.19 per diluted share. Results for the second quarter included approximately $2.0 million of loan fee amortization expense resulting from the repayment of indebtedness. Results for the first quarter included $3.0 million of lease termination fee revenue associated with the company’s Industrial Road property.

•	Funds from operations (FFO) per share were $0.29 per diluted share in the second quarter versus $0.37 per diluted share in the first quarter of 2005. Excluding the effect of deferred loan fee amortization expense of $0.06 per diluted share in the second quarter and lease termination fee revenue of $0.09 per diluted share in the first quarter, FFO per share increased to $0.35 per diluted share in the second quarter from $0.28 per diluted share in the first quarter.
•	The company signed six leases representing approximately 115,000 square feet in the second quarter, highlighted by approximately 80,000 square feet at its King of Prussia property leased to Centocor, Inc., a subsidiary of Johnson & Johnson.

•	During the second quarter, the company also completed the acquisition of five additional properties:
•	Fresh Pond Research Park — 90,702 square feet in Cambridge, Massachusetts

•	Coolidge Avenue — 37,400 square feet near Cambridge in Watertown, Massachusetts

•	Phoenixville Pike — 104,400 square feet in Malvern, Pennsylvania

•	Nancy Ridge Drive — 42,138 square feet in San Diego, California

•	Dumbarton Circle — 44,000 square feet in Fremont, California
•	On June 3, the company declared a $0.27 per share dividend, representing an annualized dividend of $1.08 per share.
     “The second quarter marked a number of significant milestones for BioMed Realty. The company’s total assets more than doubled to $1.3 billion at the end of the second quarter from $601.6 million at the end of the first quarter, and its rentable square footage increased to 4.3 million. In addition, BioMed has established itself as a leading owner of life science space in the important Cambridge market. This tremendous growth illustrates BioMed’s commitment to our corporate mission of providing real estate to the life science industry, and further highlights BioMed Realty’s premiere life science real estate-oriented management team,” said Alan Gold, president and chief executive officer of BioMed Realty Trust.
     Management does not believe that historical financial results are indicative of the company’s expected future operating performance, because year-to-year financial comparisons with the predecessor company are not meaningful given the predecessor’s limited operations.
     FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO is included at the end of this release.
Financing Activity
     At the end of the second quarter, the company’s consolidated debt consisted of fixed-rate, mortgage indebtedness with an aggregate outstanding principal amount of $233.9 million (excluding

$15.9 million of debt premium) and a weighted-average interest rate of 6.43% and a $250.0 million secured term loan, for which the company entered into an interest rate swap agreement to fix the interest rate at 6.4% until the loan matures on May 30, 2010. There were no outstanding borrowings under the company’s $250.0 million unsecured revolving credit facility at quarter end.
     During the second quarter, in order to finance the Cambridge portfolio acquisition and provide additional working capital, the company entered into three credit facilities with KeyBank under which it initially borrowed an aggregate of $485.0 million. The credit facilities include a three-year, unsecured revolving credit facility of $250.0 million, under which the company initially borrowed $135.0 million, a three-year, unsecured term loan facility of $100.0 million and a five-year, secured term loan facility of $250.0 million. The new $250.0 million unsecured revolving credit facility, which contains an accordion option up to $400.0 million, replaced BioMed’s previously existing $100.0 million unsecured revolving credit facility.
     The company also completed the sale of 15,122,500 shares of its common stock at $22.50 per share, resulting in gross proceeds of approximately $340.3 million. The proceeds were used to repay outstanding borrowings under the company’s unsecured revolving credit facility and the $100.0 million unsecured term loan with KeyBank. The company expects to use the remaining proceeds for future property acquisitions and for other general corporate and working capital purposes.
Portfolio Update
     At the end of the second quarter, BioMed Realty Trust owned 33 properties, located in Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania, New York and New Jersey, consisting of 56 buildings with 4.3 million rentable square feet of laboratory and office space that was 92.3% leased as of June 30, 2005. Of the remaining unleased space, 183,838 square feet, or 4.3% of our total rentable square footage, was under redevelopment. We also own undeveloped land that we estimate can support up to 600,000 rentable square feet of laboratory and office space.

Per Share Earnings Guidance
     The company’s guidance for the year ending December 31, 2005 for earnings per share (diluted) and FFO per share (diluted) is set forth and reconciled below.

2005
(Low - High)
Projected net income per share (diluted)	$0.36 - 0.40
Add:
Minority interest	$0.04
Real estate depreciation and amortization.	$0.98
Projected FFO per share (diluted)	$1.38 - 1.42
     The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions. The company’s actual results may differ materially from these estimates.
Supplemental Information
     Supplemental operating and financial data are available in the Investor Relations section of the company’s web site at www.biomedrealty.com.
Teleconference and Web Cast
     BioMed Realty Trust will conduct a conference call and audio web cast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) today to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and www.earnings.com, or live by calling (800) 510-0219 (domestic) or (617) 614-3451 (international) with call ID number 10804293. The call will be archived for two weeks on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Thursday, August 11, 2005 through midnight Pacific Time on Tuesday, August 16, 2005 by calling (888) 286-8010 (domestic) or (617) 801-6888 (international) and using access code: 48778300.
About BioMed Realty Trust
     BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. Our tenants include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. The company’s current properties and primary acquisition targets are located in markets with well established reputations as centers for scientific research, including Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. Additional information is available at www.biomedrealty.com.
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the Boston or California regions; risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Financial Tables Follow)

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Rental property, net	$1,028,406	$468,488
Property under development	5,337	—
Investment in unconsolidated partnership	2,490	2,470
Cash and cash equivalents	113,014	27,869
Restricted cash	4,592	2,470
Accounts receivable, net	5,690	1,837
Accrued straight-line rents, net	5,620	3,306
Acquired above market leases, net	7,813	8,006
Deferred leasing costs, net	143,609	61,503
Deferred loan costs, net	5,530	1,700
Prepaid expenses	2,627	1,531
Other assets	2,417	2,543

Total assets	$1,327,145	$581,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$249,818	$102,236
Secured term loan	250,000	—
Security deposits	5,976	4,831
Due to affiliates	—	53
Dividends and distributions payable	9,265	9,249
Accounts payable and accrued expenses	22,324	7,529
Acquired lease obligations, net	31,988	13,741

Total liabilities	569,371	137,639
Minority interests	21,775	22,267
Stockholders’ equity:
Common stock	465	314
Additional paid-in capital	759,228	434,075
Deferred compensation	(3,838)	(4,182)
Accumulated other comprehensive income	(1,765)	—
Dividends in excess of earnings	(18,091)	(8,390)

Total stockholders’ equity	735,999	421,817

Total liabilities and stockholders’ equity	$1,327,145	$581,723

BIOMED REALTY TRUST, INC. AND
INHALE 201 INDUSTRIAL ROAD, L.P. (PREDECESSOR)
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

		Inhale 201 Industrial		Inhale 201 Industrial
	BioMed Realty	Road,	BioMed Realty	Road,
	Trust, Inc.	L.P. (Predecessor)	Trust, Inc.	L.P. (Predecessor)
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues:
Rental	$20,014	$1,575	$34,228	$3,137
Tenant recoveries	8,549	149	15,803	299
Other income	—	—	3,003	—

Total revenues	28,563	1,724	53,034	3,436

Expenses:
Rental operations	6,721	66	13,116	131
Real estate taxes	2,476	88	4,264	176
Depreciation and amortization	8,476	236	14,667	478
General and administrative	2,695	—	5,245	—

Total expenses	20,368	390	37,292	785

Income from operations	8,195	1,334	15,742	2,651
Equity in net income of unconsolidated partnership	20	—	71	—
Interest income	102	—	180	1
Interest expense	(6,812)	(703)	(8,223)	(1,389)

Income before minority interests	1,505	631	7,770	1,263
Minority interests	(65)	—	(494)	—

Net income	$1,440	$631	$7,276	$1,263

Basic earnings per share	$0.05		$0.23

Diluted earnings per share	$0.05		$0.23

Weighted-average common shares outstanding:
Basic	31,861,536		31,514,608

Diluted	34,893,367		34,544,121

BIOMED REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months	Six Months
	Ended	Ended
	June 30, 2005	June 30, 2005
Net income	$1,440	$7,276
Adjustments:
Minority interests of exchangeable operating partnership units	131	669
Depreciation and amortization — real estate assets	8,496	14,677

Funds from operations (FFO)	10,067	22,622

FFO per share — diluted	$0.29	$0.65

Weighted-average common shares outstanding — diluted	34,893,367	34,544,121

We present funds from operations, or FFO, because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.